UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018

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SAExploration Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

As previously disclosed, SAExploration Holdings, Inc. (the “Company”) was authorized by the Company’s board of directors and the holders of a majority of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000.

On November 19, 2018, the stockholders’ approval of the share increase became effective, and on November 26, 2018, the Company filed with the Delaware Secretary of State the Fourth Amendment to the Third Amended and Restated Certificate of Incorporation (the “Fourth Amendment”).

The summary of the Fourth Amendment set forth in this Item 3.03 does not purport to be complete and is qualified in its entirety by reference to the text of such amendment, a copy of which is being filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events.

Amendment to Amended and Restated 2018 Long-Term Incentive Plan

As further described in the Company’s Current Report on Form 8–K filed on October 19, 2018, the Consenting Stockholders’ (as defined therein) authorization of the Company’s entry into the Amendment to the Amended and Restated 2018 Long–Term Incentive Plan became effective as of November 19, 2018.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Fourth Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of SAExploration Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2018 SAExploration Holdings, Inc.

By: /s/ Brent Whiteley

Name: Brent Whiteley

Title: Chief Financial Officer, General Counsel and Secretary

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